UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 17, 2008
Brookside Technology Holdings Corp.
(Exact name of registrant as specified in its charter)

Florida (State or Other Jurisdiction)	333-133253 (Commission File Number)	20-3634227 (IRS Employer Identification No.)
15500 Roosevelt Blvd,
Suite 101
Clearwater, FL 33760
(Address of principal executive offices) (zip code)
(727) 535-2151
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.
     The Company has entered into a Stock and Membership Interest Purchase Agreement (the “Purchase Agreement”), dated July 17, 2008, by and among the Company, Trans-West Network Solutions, Inc., a California corporation (“Trans-West”), ProLogic Communications, Inc., a Nevada corporation (“ProLogic”), Michael Promotico, Herbert C. Rosen, Sam Standridge, and Peggy Standridge (collectively, “Trans-West Shareholders”), and Keith Askew and Craig Scarborough (collectively, the “ProLogic Shareholders”).
     Pursuant to the Purchase Agreement, the Company has agreed to acquire (the “Acquisition”), through its wholly owned subsidiary Standard Tel Acquisitions, Inc. (“Sub”), (a) all of the stock of Trans-West from the Trans West Shareholders, and (b) all of ProLogic’s membership interest in Standard Tel Networks, LLC (“STN”). Trans West, a holding company with no operations, owns eighty percent (80%) of the membership interest of STN and ProLogic owns twenty percent (20%) of the membership interest of STN, and, accordingly, upon the closing of the Purchase Agreement, the Company will own (directly, in part, and indirectly through Trans West, in other part) one hundred percent (100%) of STN. The purchase price for STN will be financed primarily through a combination of debt and equity.
     STN is in the business of selling, designing, analyzing and implementing converged Voice over IP (VoIP), data and wireless business communications systems and solutions for commercial organizations of all types and sizes in the United States.
     The parties have agreed to use their best efforts to close the Acquisition as soon as possible but in any event prior to August 31, 2008. The closing of the Acquisition is subject to various closing conditions set forth in the Purchase Agreement including but not limited to (a) the Company having been satisfied with the results of its due diligence investigation of STN and Trans-West, (b) the Company obtaining adequate financing to complete the Acquisition, and (c) Michael Promotico having entered into an employment agreement pursuant to which he will serve as the chief executive officer of the Sub in form and substance mutually acceptable to the Company and Mr. Promotico. There can be no assurances that these closing conditions will be satisfied or that the Company will be able to consummate the Acquisition. The Purchase Agreement can be terminated by any party thereto if the Acquisition is not closed by August 31, 2008.

Item 9.01	Financial Statements and Exhibits.
Exhibits
99.1     Press Release dated July 24, 2008

SIGNATURES
     Pursuant to the requirements of the Securities and Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Brookside Technology Holdings Corp.
By:	/s/ Bryan McGuire
Bryan McGuire, Chief Financial Officer

Dated: July 23, 2008

3